As filed with the Securities and Exchange Commission on February 7, 1997

                                                  Registration Statement No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                              VALUE PROPERTY TRUST
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


              Maryland                                     23-1862664
--------------------------------------------------------------------------------
      (State of Incorporation)                          (I.R.S. Employer
                                                       Identification No.)

    120 Albany Street, 8th Floor
   New Brunswick, New Jersey 08901                       (908) 296-3080
--------------------------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             1995 Share Option Plan
                            (Full Title of the Plan)
                      ------------------------------------

                                Robert T. English
                             Secretary and Treasurer
                              Value Property Trust
                          120 Albany Street, 8th Floor
                         New Brunswick, New Jersey 08901
                                 (908) 296-3080
                      ------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------

                                  With copy to:
                            Laura Hodges Taylor, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                      ------------------------------------

                                                        CALCULATION OF REGISTRATION FEE

  Title of Securities Being           Amount to be              Proposed Maximum            Proposed Maximum            Amount of(2)
          Registered                 Registered (1)         Offering Price Per Share    Aggregate Offering Price    Registration Fee
          ----------                 --------------         ------------------------    ------------------------    ----------------
   Common Shares, $1.00 par value    659,000 shares               $10.00                        $6,590,000              $1,996.97
                                       5,000 shares               $10.25                        $   51,250              $   15.53
                                      65,000 shares               $10.50                        $  682,500              $  206.82
                                     105,000 shares               $10.625                       $1,115,625              $  338.07
                                       5,000 shares               $12.25                        $   61,250              $   18.56
                                      31,000 shares               $13.00(3)                     $  403,000              $  122.12

(1) Plus such additional number of shares as may be required pursuant to the 1995 Share Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) Pursuant to Rule 429, $8,903,625 is being carried forward from Registration Statement No. 33-65519. The amount of the filing previously paid in connection with such securities $2,698.07.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Shares, $1.00 par value per share as reported on the New York Stock Exchange on February 4, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document or documents containing the information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Certain Documents by Reference.

        Value Property Trust (the "Trust") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

        (a) The Trust's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed with the Securities and Exchange
               Commission (File No.1-6613) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b)    All  other  reports  filed  with  the   Securities  and  Exchange
               Commission by the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996; and

        (c) The description of the Trust's Common Shares, $1.00 par value, contained in the Trust's Registration Statement on Form 8-A, dated March 25, 1971.

        In addition, all documents subsequently filed with the Securities and Exchange Commission by the Trust pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.        Description of Securities.

        Not Applicable.


Item 5.        Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.        Indemnification of Directors and Officers.

        The Maryland General Corporation Law provides for indemnification of directors, trustees, officers, employees and agents, except to the extent that
(i) it is established that the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the matter giving rise to the proceeding. (Md. Code, Title 2 Sec. 2-418 (1994)). Article 7.04 of the Amended and Restated Declaration of Trust provides that the Trust will indemnify, to the full extent permitted by Maryland law, now or hereafter in force, the trustees and officers of the Trust. The Trust is not aware of any pending legal proceedings for which any such person would be entitled to indemnification.

Item 7.        Exemption from Registration Claimed.

        Not Applicable.


Item 8.        Exhibits.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

        4.1 Amended and Restated Declaration of Trust dated September 29, 1995 (filed on October 13, 1995 as an exhibit to the Current Report on Form 8-K (No. 1-6613) and incorporated herein by reference).

        4.2 October 26, 1995 Amendment to Amended and Restated Declaration of Trust dated September 29, 1995 (filed on December 29, 1995 as an exhibit to the Annual Report on Form 10-K (No. 1-6613) and incorporated herein by reference).

        4.3 By-Laws, as amended through June 20, 1984 (filed on December 6, 1984 as an exhibit to the Annual Report on Form 10-K (No. 1-6613) and incorporated herein by reference).

        4.4     Value Property Trust 1995 Share Option Plan.

        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

        23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

        23.2    Consent of Coopers & Lybrand L.L.P.

        24.1    Powers  of  Attorney   (included  on  signature  pages  to  this
                registration statement).

Item 9.        Undertakings.

        (a)    The undersigned registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus  required by Section
                       10(a)(3) of the Securities Act;

                              (ii) To  reflect  in the  prospectus  any  acts or
                       events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                             (iii) To  include  any  material  information  with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                      (2) That,  for the purpose of  determining  any  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (3)  To   remove   from   registration   by   means  of  a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Brunswick, State of New Jersey, on this 4th day of February, 1997.

                                              VALUE PROPERTY TRUST


                                              By: /s/ George R. Zoffinger
                                                  -----------------------
                                                      George R. Zoffinger
                                                      President, Chief Executive
                                                      Officer and Trustee


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and trustees of the Trust hereby severally constitute and appoint George R. Zoffinger our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and trustees to enable the Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                                Date
---------                                          -----                                                ----
/s/ Jeffrey A. Altman                       Chairman and Trustee                                  February 4, 1997
---------------------
Jeffrey A. Altman


/s/ George R. Zoffinger                     President, Chief Executive Officer and Trustee        February 4, 1997
-----------------------
George R. Zoffinger                         (Principal Executive Officer)


/s/ Robert T. English                       Secretary, Treasurer and Chief                        February 4, 1997
----------------------                      Financial Officer (Principal Financial
Robert T. English                           Officer and Principal Accounting Officer)


/s/ Martin Bernstein                        Trustee                                               February 4, 1997
--------------------
Martin Bernstein

/s/ Richard S. Frary                        Trustee                                               February 4, 1997
--------------------
Richard S. Frary


/s/ Richard B. Jennings                     Trustee                                               February 4, 1997
-----------------------
Richard B. Jennings


/s/ John B. Levy                            Trustee                                               February 4, 1997
----------------
John B. Levy


/s/ Carl A. Mayer, Jr.                      Trustee                                               February 4, 1997
----------------------
Carl A. Mayer, Jr.

                                  EXHIBIT INDEX


     Exhibit No.                           Description
     -----------                           -----------

        4.1 Amended and Restated Declaration of Trust dated September 29, 1995 (filed on October 13, 1995 as an exhibit to the Current Report on Form 8-K (No. 1-6613) and incorporated herein by reference).

        4.2 October 26, 1995 Amendment to Amended and Restated Declaration of Trust dated September 29, 1995 (filed on December 29, 1995 as an exhibit to the Annual Report on Form 10-K (No. 1-6613) and incorporated herein by reference).

        4.3 By-Laws, as amended through June 20, 1984 filed on December 6, 1984 as an exhibit to the Annual Report on Form 10-K (No. 1-6613) and incorporated herein by reference.

        4.4         Value Property Trust 1995 Share Option Plan.

        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

        23.1        Consent of Goodwin,  Procter & Hoar LLP (included in Exhibit
                    5.1 hereto).

        23.2        Consent of Coopers & Lybrand L.L.P.

        24.1 Powers of Attorney (included on signature pages to this registration statement).